Lender Presentation November 2021 Exhibit 99.1

Forward-looking statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Pro Forma Adjusted EBITDA, Free Cash Flow, Free Cash Flow Margin and Pro Forma Adjusted Revenue. Pro Forma Adjusted EBITDA is defined as EBITDA, as adjusted as described in this presentation for historical costs and estimated cost savings and synergies. Free Cash Flow is defined as EBITDA minus capital expenditures and Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Pro Forma Adjusted Revenue adjusts revenue for non-cash amortization of contract incentive and certain pre-acquisition results. You can find the reconciliation of these measures to the nearest comparable GAAP measures elsewhere in this presentation. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. Verra Mobility’s management uses these non-GAAP measures to compare Verra Mobility’s performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and Verra Mobility’s board of directors. Verra Mobility believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management of Verra Mobility does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non-GAAP measures differently, and therefore the non-GAAP measures of Verra Mobility included in this presentation may not be directly comparable to similarly titled measures of other companies.

Presenters Tricia Chiodo CFO History of financial discipline to create shareholder value Joined Verra Mobility in 2015 Former Co-President and CFO, Origami Owl Former CFO, RSC Equipment Rental (NYSE: RRR) David Roberts CEO, President Consulting experience with a history of partnering with founder-owned companies to drive growth and innovation Joined Verra Mobility in 2014 Previously President and CEO, BillingTree and Managing Director, Bank of America Merrill Lynch Former President and CEO, Equity Methods Mike McMillin VP, Corp. Dev. & Strategy Experience in operations and product side of business, with expertise in managing strategic initiatives to support product launches and innovations Joined Verra Mobility in 2019 Formerly led the creation of global mergers and acquisitions function at HERE Technologies when it was divested from Nokia

0. Transaction Overview

Executive Summary Transaction Overview Verra Mobility Corporation (the “Company”) is a leading provider of smart mobility technology solutions throughout the U.S., Canada and Europe The Company offers red-light, speed, bus lane, and school bus stop arm photo enforcement and citation administration to local government agencies The Company provides toll and violation management and title and registration services to rental car companies and fleet management companies For LTM 9/30/21 period, Verra Mobility generated revenue and Adjusted EBITDA of $481 million and $237 million, respectively The Company is seeking to issue a $250 million fungible add-on to the existing Term Loan B, which will be used along with cash on hand to fund the purchase price for the announced acquisition of T2 Systems (“T2”), expected to close in December 2021 (the “Transaction”) Pro forma for the transaction, secured, total, and net leverage is expected to be 3.5x, 4.9x, and 4.8x, respectively based on pro forma LTM EBITDA of $256mm Debt / Capitalization will remain low at 33.0% pro forma for the transaction

Sources & Uses and Pro Forma Capitalization Transaction Overview (1) Market Cap as of 11/12/2021. (2) Verra Mobility EBITDA does not give pro forma effect to the Redflex acquisition. (3) T2 Systems LTM 9/30/21 EBITDA contribution.

Summary of Terms & Conditions – Fungible Add-On Term Loan B Transaction Overview Borrower: VM Consolidated, Inc (the “Borrower”) Guarantors: Greenlight Acquisition Corporation (“Holdings”) and all material domestic subsidiaries of the Borrower (Same as existing) Security: First lien on non-ABL Collateral; second lien on A/R, Inventory and proceeds thereof (“ABL Collateral”) (Same as existing) Amount: $250 million Maturity: March 26, 2028 (Same as existing) Spread: L + 325 bps (Same as existing) Floor: 0.00% (Same as existing) Amortization: 1.00% per annum (Same as existing) Optional Prepayments: Reset 101 “Soft Call” for 6 months Financial Covenants: None (Same as existing) Negative Covenants: Same as existing

Execution Timeline Transaction Overview

0. Company Overview

Who We Are Building safer cities by installing, maintaining and managing leading technology that positively impacts driver behavior and enhances road safety. Enabling smarter roadways by providing the integrated technology to help rental car companies and large fleet operators manage tolls, violations, and vehicle title and registrations. Developing more connected systems by seamlessly connecting people, technology and data across the smart mobility ecosystem. A global leader in smart transportation, we work alongside our customers to relentlessly develop technology solutions to solve complex transportation challenges The Company generates revenue from two main segments: Commercial Services and Government Solutions For the LTM period ended September 30, 2021, the Company generated Revenue and Adjusted EBITDA of $481million and $237 million, respectively LTM 9/30/21 Service Revenue Breakdown As mobility becomes more complex, connected and automated, Verra Mobility works behind the scenes to help make transportation safer and easier.

We Operate in Two Business Segments * TTM Service Revenue for the period ending September 30, 2021 Commercial Services Government Solutions 1, What we do The Commercial Services segment generates revenue by providing fully outsourced tolling and violations management and title and registration services to our customers through integrated technologies that both reduce cost and add value. Who we serve Rental Car Companies (RACs) Fleet Management Companies (FMCs) Large Fleet Operators What we do The Government Solutions segment generates revenue by contracting with municipalities and school districts to provide the hardware, software, installation, maintenance and support they need to identify, issue, enforce, and successfully adjudicate traffic violations. Who we serve Municipalities Counties School districts Other governmental entities $238M Service Revenue* $201M Service Revenue*

* TTM Service Revenue for the period ending September 30, 2021 Toll Management Violations Title and Registration Rental fleet toll collection and management, reducing in-house administrative burdens while providing convenience to the driver – daily or flat fee Commercial fleet toll collection and management driving value for customers (79% of Commercial Services Revenue) Manage toll, parking and photo enforcement violations for rental car and commercial fleets, reducing violation-related expenses and late fees European toll and violation collection and management for issuing authorities for administrative fees (15% of Commercial Services Revenue) Rental car and commercial fleet title and registration for data management and services fee (6% of Commercial Services Revenue) $238M Service Revenue* United States & a portion of Canada United States & Europe United States Avis, Enterprise, ARI Commercial Services Representative Customers: Element, Hertz, Avis LeasePlan, Element, Hertz

Government Solutions

Red-Light Safety Cameras

Capture and process images and video of vehicles running red lights (**40% of Government Solutions Service Revenue**[1])



Speed Safety Cameras

Capture and process images and video of vehicles exceeding speed limits (**44% of Government Solutions Service Revenue**[1])



Stop-Arm Safety Cameras

Capture and process images and video of vehicles illegally passing school buses (**2% of Government Solutions Service Revenue**[1])


STOP

Bus Lane Cameras

Capture and process images and video of vehicles violating city bus lane restrictions (**5% of Government Solutions Service Revenue**[1])



Representative Customers:

- Red-Light Safety Cameras: Nassau County, Orlando, Tampa
- Speed Safety Cameras: New York DOT, New Orleans, Chicago
- Stop-Arm Safety Cameras: Atlanta Public Schools, Austin ISD, Clayton County, GA
- Bus Lane Cameras: New York DOT

$201M Service + $42M Product = $243M Total Revenue*

* TTM Revenue for the period ending September 30, 2021

(1) Note percentage breakdown does not add to 100%. Provided segment breakdown excludes 8% related to ancillary / other Government Solutions service revenue

VERRA MOBILITY

12

0. Acquisitions Update

Acquisition Overview & Rationale T2 Systems Acquisition T2 Systems is the leading provider of end-to-end parking management solutions T2 provides parking payment stations and associated software as well as payment management services to universities, municipalities, healthcare providers, and private operators The Company’s centralized, open platform covers the entire parking ecosystem from citation services to reporting & analytics T2 provides point solutions that solve a customer’s immediate problem and provides a unified platform for T2 to grow after the initial customer wins Overview VRRM’s relationships with cities and municipalities can help T2 reach their goals and accelerate their footprint with local governments VRRM’s photo enforcement capabilities, when coupled with T2’s parking solution, can capitalize on an emerging curbside management opportunity Parking technology is unlocking the value of parking assets as a revenue generator Consistent recurring revenue model with a strong margin profile Rationale

T2 Systems Acquisition

Company Overview

Company Overview

- T2 Systems, founded in 1994
- LTM 9/30/21 Revenue: $69 million
- LTM 9/30/21 Adj. EBITDA: $19 million
- HQ: Indianapolis
- Employees: ~275 (100 of which are in Canada)

LTM 9/30/21 Revenue Breakdown


Hardware
21.0%
53.6%
SaaS
13.1%
Services
12.3%
Subscription

Portfolio Overview

- **Flex:** Manage the entire parking operation from access control to permits and enforcement
- **Upsafety:** Enforcement first solution with streamlined citation issuance focused on citations and vehicles
- **Iris:** Data intelligence platform to manage transient parking rates and transactions across consumer points of interaction including multi-space pay stations and pay-by-mobile
- **T2 Link:** Technology platform for integration and new development

Customers

University

Municipal

VERRA MOBILITY

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Historical Financial Performance T2 Systems Acquisition Revenue Adj. EBITDA & Margin % T2 Systems 27% 28% 27% Revenue of $69.4M in LTM Sept-21 period reflects continued softness in hardware sales, while SaaS and subscription revenues has remained relatively stable 2020 acquisition of UP Safety has provided additional benefit to SaaS product revenue Adjusted EBITDA of $19.0M in the period supported by strong margins eclipsing 2019 levels Margin increase attributed to a mix shift toward higher margin SaaS segment Operating expenses of $21.8M in the LTM period have improved by $2M compared to pre-pandemic 2019 levels, however EBITDA still remains lower due to lower total revenue T2 Systems Commentary

Revenue Synergy Workstreams T2 Systems Acquisition Leverage VRRM’s relationships w/ ~150 municipalities to accelerate T2’s growth Create program to incentivize current Government Solutions sales team to promote T2 offerings with existing customers Accelerate Growth with Cities and Municipalities 1 Build business case and required investment that would allow T2 to compete in large cities Identify clear entry point, go-to-market strategy, and initial customer targets Compete and win in large cities 2 Create a focused team to build a solution that combines T2’s parking solution with VRRM’s photo enforcement capabilities Identify target cities and universities for pilot projects to test out a complete curbside, enforcement, and permitting / payments solutions Capitalize on Emerging Curbside Opportunity 3

Acquisition Update Redflex Acquisition On June 17, 2021 Verra Mobility closed the acquisition of Redflex holdings, a global leader providing intelligent traffic management products and services Redflex is a strategic asset that is highly complementary across products and regions, expanding Verra’s safe city solutions and smart transportation capabilities Redflex serves strong, blue-chip customers of state and federal government agencies driving impressive contract retention globally Overview & Recap Verra has continued to integrate the Redflex business and expects to achieve $9mm of cost synergies Successfully achieved $5mm in run-rate headcount synergies with the expectation of achieving an additional $2mm in non-headcount synergies in the near term Continuing to achieve goal of bringing Redflex North America to Verra’s EBITDA margin profile of 35% - 40% Performance, Integration, and Progress

0. Key Credit Highlights

Key Credit Highlights Extensive Geographical Reach Industry Tailwinds Remain Strong Contracted recurring revenue business model Robust Margins Driving Significant Pro Forma Adj. EBITDA -Capex to De-lever 1 2 4 3 5 6 Multiple Levers for Sustained Growth Market leader with highly differentiated and proprietary platforms

Market Leader with Highly Differentiated and Proprietary Platforms Superior Scale Over 6 million vehicles managed for rental car and fleet management companies 171 million toll transactions and 1.3 million violations processed in 2020 Un-paralleled Service, Contribution and Integration with Customers We are highly integrated with our customers via our unique software platform connected with 50+ tolling authorities and over 400 issuing authorities, simplifying their transaction processing Broad Product Portfolio Tolling, violations, title & registration, red light cameras, school bus stop-arm cameras, speed safety cameras and bus lane cameras Regulatory & Legislative Expertise Dedicated team working with state legislatures and local authorities on camera-enforcement safety and toll-related legislature ….with a sustainable competitive advantage in the marketplace Leading positions in product areas… RAC & FMC Toll Transaction Processing Red Light Safety School Bus Safety Speed Safety 1

Extensive Geographical Reach Commercial Services Government Solutions Uniquely scaled and differentiated platform designed to meet customers’ existing needs and allow for innovation to meet customers’ future smart mobility needs Market leader in RAC and FMC toll transaction processing End-to-end, integrated solution Market leader in red-light safety, speed safety and stop arm safety cameras Hawaii Alaska Puerto Rico Represents Coverage of Customers (1) Red-Light Safety Cameras contract in IA currently pending Red-Light Safety Cameras(1) Speed Safety Cameras Violations Title and Registration Toll Management European Violations Collection 2

Contracted Recurring Revenue Business Model Recurring Revenue Model(1) (1) Reflects LTM 9/30/21 Revenue (2) Typically exclusive within the United States (3) Pro Forma Revenue is pro forma for acquisitions completed prior to the Redflex and T2 acquisitions Large installed base of ~8,950 revenue generating cameras provides a recurring and highly visible revenue stream Multi-year, typically exclusive contracts(2) with blue-chip Commercial Services customers such as Avis and Enterprise Government Solutions customers typically covered under multi-year contracts and often with a series of auto-renewals Historically high retention rates for safety cameras 3 Strong Pro Forma Revenue(3) 2016 – 2019 Pro Forma Revenue CAGR: 10.5% Strong Revenue Growth with a Highly Attractive Recurring Revenue Model

Industry Tailwinds Remain Strong Speed Low Single Digit Growth Rate Red Light Flat to Down Growth Rate School Bus Crossing Double Digit Growth Rate ($ in billions) CAGR: 6.0% Global Electronic Toll Collection (ETC) Systems Market Industry Growth Rates within Government Solutions(1) Increase in cashless tolling as toll roads have gone either partially or completely cashless Increase in the number of toll roads due in part to infrastructure funding needs Widespread community need for safety and a national increase in speed-related crashes Vision Zero adoption across most major U.S. cities driving capital investment Source: Reportlinker.com (1) Management estimates that Company performance is indicative of overall industry growth rates 4 Commercial Services Government Solutions

5 Robust Margins Driving Significant Pro Forma Adj. EBITDA - Capex to De-lever

Commentary

Strong Margins

- Scalable technology platform provides operating efficiencies
- Growth in Tolling Segment to drive profitability in Verra Mobility business partially offset by lower margin acquired businesses

Significant Cash Flow Generation

- Declining camera costs align with the trend in consumer electronics
- Modest incremental capital expenditure spend as a result of the acquisitions drives increase in conversion to PF EBITDA - Capex

Deleveraging

- Strong free cash flow conversion has historically allowed Verra to delever quickly

Financial Profile

Sustained Profitability and High Cash Flow Conversion

($ in millions)



$209
$183
$241
$212
$182
$158
$237
$215
2018
2019
2020
LTM 9/30/21
EBITDA
PF EBITDA Less Capex

Pro Forma Adj. EBITDA Margin[1] / Pro Forma Adj. EBITDA - Capex Conversion[2]

	2018	2019	2020	LTM 9/30/21
Pro Forma Adj. EBITDA Margin	54%	54%	46%	49%
Pro Forma Adj. EBITDA - Capex Conversion	87%	88%	87%	91%

Net Leverage[3]



4.8x
5.2x
3.8x
3.2x
4.5x
3.7x
Q1 2017
At LBO
Q4 2017
HTA Acquisition
Q3 2018
At IPO
Q4 2019
Q4 2020
Debt Raise + Redflex
Q3 2021

VERRA MOBILITY

Note: Pro forma EBITDA reflects pro forma impact of acquisitions prior to Redflex and T2
(1) Pro Forma Adj. EBITDA Margin calculated as Pro Forma Adj. EBITDA divided by Pro Forma Revenue
(2) Pro Forma EBITDA – Capex Conversion defined as (Pro Forma Adj. EBITDA - Capex) / Pro Forma Adj. EBITDA). Capital expenditures presented stand-alone as reported
(3) Net Leverage calculated as net debt divided by Last Twelve Months Pro Forma Adjusted EBITDA for each period

25

Further migration to cashless and all-electronic tolling Intensified public attention given to traffic safety issues for drivers, pedestrians, bicyclists and law enforcement Benefit from Strong Industry Tailwind 1 Leverage existing capabilities to further penetrate ride and car sharing markets Collaborate with OEM’s to connect directly to vehicles electronically, including autonomous vehicles Expand Mobility Platform 2 European Tolling & Violations has a large addressable market Natural extension of existing products to European fleet vehicles with existing Verra Mobility customers Expand Globally 3 Increase competitive positioning and strengthen portfolio with highly strategic acquisitions Create value through successful integration and synergy realization Pursue Accretive Acquisitions 4 Verra Mobility has multiple levers for sustained growth 6

0. Recent Financial Performance Update

For the Quarter Ended September 30, 2021 Q3 Results by Segment – Commercial Services Revenue of $77.3M in Q3 increased 75.0% from the same quarter in the prior year. Revenue returned to within $0.4M of Q3 2019 levels Adjusted EBITDA of $51.3M in the quarter increased $20.3M or 65% from the same period of the prior year Operating expenses of $17.5M in Q3 2021 increased by $5.7M or 48.1% from the same period in the prior year SG&A of $10.6M for Q3 2021 increased by $4.7M or 79.3% over the same period in the prior year We have returned to 2019 levels of revenue and profitability with Adj EBITDA margins of 66% Commercial Services Commentary Revenue & YoY Growth Adj. EBITDA & Margin % Commercial Services (2%) (25%) 14% 66% 70% 62% 52% (60%) 22% 8% (43%) 17% (29%) 61% 55% 27% 65%

For the Quarter Ended September 30, 2021 Q3 Results by Segment – Government Solutions Government Solutions Commentary Government Solutions Revenue of $84.8M in Q3 increased 60.8% from the same quarter in the prior year Service revenue grew $9.8M or 25.2% organically and $15.9M or 41% in connection with the Redflex acquisition. Revenue reflects the installation of 236 Fixed Speed systems in NYC. Product revenue is dependent on a few customers who buy their equipment in the US and international project and is a less predictable revenue stream than service revenue Adjusted EBITDA of $30.7M in the quarter increased $8.2M or 37% from the same period of the prior year Revenue & YoY Growth Adj. EBITDA & Margin % (3%) (20%) 55% 8% 27% 42% 4% 21% 17% 37% 38% 38% 39% 39% 43% 39% 40%

For the Quarter Ended September 30, 2021 Consolidated Q3 Results Total revenue increased by $65.2 million to $162.1 million or 67.3% in Q3 2021 from $96.9 million in Q3 2020 Service Revenue of $141.8 million includes $15.9 million from our June acquisition of Redflex. Organic service revenue grew ~52% over 2020 and ~14% over 2019. The growth from fixed programs and the return of tolling has moved us beyond pre-pandemic revenue Adjusted EBITDA of $82.1 million, increased from $53.5 million or 53.3% in Q3 of 2021 Adjusted EBITDA grew approximately $11.2M or 15.8% over the same quarter in 2019, hurdling pre-pandemic levels Q3 Commentary Revenue & YoY Growth Adj. EBITDA & Margin % Verra Mobility 12% (23%) 19% 12% (27%) 19% (24%) 18% (11%) 52% 47% 54% 35% 55% 55% 53% 46%

Pro Forma Adj. EBITDA(2) ($ in millions) Capital Expenditures(3) Pro Forma Revenue(1) Pro Forma Adj. EBITDA less Capex(2)(3) ($ in millions) ($ in millions) ($ in millions) Summary Performance (2) Note: Financial figures are pro forma for previous acquisitions, but does not give pro forma effect to acquisition of Redflex or T2 Systems (1) Revenue figures inclusive of both Product and Service revenue from Government Solutions segment (2) LTM 9/30/21 Pro Forma Adj. EBITDA Margin and Pro Forma Adj. EBITDA less Capex presented as reported (3) Capital expenditures presented as reported

Key Credit Highlights Extensive Geographical Reach Industry Tailwinds Remain Strong Contracted recurring revenue business model Robust Margins Driving Significant Pro Forma Adj. EBITDA -Capex to De-lever 1 2 4 3 5 6 Multiple Levers for Sustained Growth Market leader with highly differentiated and proprietary platforms

0. Appendix

Verra Mobility Quarterly Results

2020 – Q3 2021

Unaudited ($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Q1 2021	Q2 2021	Q3 2021
Service revenue	$99.5	$62.8	$83.0	$91.0	$336.3	$89.8	$116.4	$141.8
Product sales	17.2	17.0	13.9	9.2	57.3	0.1	12.2	20.3
Total revenue	$116.7	$79.8	$96.9	$100.2	$393.6	$89.9	$128.7	$162.1
Cost of service revenue	1.2	1.0	0.9	0.8	4.0	0.9	1.3	1.4
Cost of product sales	8.7	9.1	7.1	4.7	29.6	0.0	6.1	9.4
Operating expenses	32.3	26.7	26.5	30.2	115.7	30.5	36.4	48.3
Selling, general and administrative expenses	25.9	20.8	17.5	25.4	89.7	28.4	26.2	31.6
Depreciation, amortization, and (gain) loss on disposal of assets, net	29.2	29.2	29.6	28.8	116.8	28.3	27.0	29.5
Total costs and expenses	$97.3	$86.8	$81.6	$90.1	$355.8	$88.1	$97.2	$120.2
Income (loss) from operations	19.4	(7.0)	15.3	10.1	37.8	1.8	31.5	41.9
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2	11.7	11.6
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1	8.1	(5.1)
Loss from tax receivable agreement adj	-	4.4	-	2.4	6.9	-	1.7	-
Loss on extinguishment of debt	-	-	-	-	-	5.3	-	-
Other (income) expense, net	(2.9)	(1.5)	(5.0)	(2.5)	(11.9)	(3.0)	(2.8)	(3.5)
Total other expense	($5.9)	$20.8	$0.2	$21.9	$37.0	$13.6	$18.6	$3.1
Income (loss) before income taxes	25.4	(27.7)	15.0	(11.8)	0.9	(11.8)	12.9	38.8
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)	8.9	11.5
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)	$4.0	$27.3
Bridge to adj. EBITDA								
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)	$4.0	$27.3
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2	11.7	11.6
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)	8.9	11.5
Depreciation and amortization	29.3	29.2	29.4	28.7	116.6	28.2	27.0	29.5
EBITDA	**$67.1**	**$11.0**	**$54.1**	**$26.2**	**$158.3**	**$25.6**	**$51.6**	**$80.0**
Transaction and other related	0.5	0.1	0.1	1.2	1.9	4.1	3.3	2.7
Transformation expense	-	0.5	0.6	(0.0)	1.1	0.3	0.4	0.8
Loss on extinguishment of debt	-	-	-	-	-	5.3	-	-
TRA adjustment	-	4.4	-	2.4	6.9	-	1.7	-
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1	8.1	(5.1)
Stock-based compensation	2.8	3.3	3.2	3.4	12.6	2.9	3.6	3.7
Adjusted EBITDA	**$54.9**	**$27.6**	**$53.5**	**$45.8**	**$181.8**	**$40.3**	**$68.6**	**$82.1**

VERRA MOBILITY

Verra Mobility acquired Redflex June 18th, 2021. Q2 2021 includes 12 days of Redflex actuals.

34

Commercial Services Government Solutions Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 Q3 2021 Segment Revenue Government Solutions $55.5 $52.5 $52.8 $52.0 $212.7 $44.2 $62.2 $84.8 Segment Adj EBITDA Government Solutions $21.2 $20.3 $22.5 $20.6 $84.7 $17.8 $25.8 $30.7 Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Q2 2021 Q3 2021 Segment Revenue Commercial Services $61.2 $27.3 $44.2 $48.2 $180.9 $45.7 $66.5 $77.3 Segment Adj EBITDA Commercial Services $33.6 $7.3 $31.0 $25.2 $97.2 $22.6 $42.8 $51.3 Verra Mobility acquired Redflex June 18th, 2021. Q2 2021 includes 12 days of Redflex actuals. Segment Results of Operations 2020 – YTD 2021

Segment Results of Operations 2019 - 2020 Commercial Services Unaudited ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Full Year 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Segment Total Revenue Commercial Services $62.6 $68.1 $77.6 $68.2 $276.5 $61.2 $27.3 $44.2 $48.2 $180.9 Segment Adj EBITDA Commercial Services $38.0 $44.1 $51.1 $42.2 $175.4 $33.6 $7.3 $31.0 $25.2 $97.2 Unaudited ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Full Year 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Segment Total Revenue Government Solutions $35.9 $41.5 $50.6 $44.3 $172.3 $55.5 $52.5 $52.8 $52.0 $212.7 Segment Adj EBITDA Government Solutions Adj EBITDA $13.2 $15.6 $19.8 $17.4 $66.0 $21.2 $20.3 $22.5 $20.6 $84.7 Government Solutions(1) (1) Financials are inclusive of both Product and Service revenue from Government Solutions segment

Unaudited ($ in millions) 2016 2017 2018 Verra Mobility (Pre-HTA, Pre-EPC) Reported Services Revenue $212.5 $228.2 $365.1 Adjustments: Non-cash Amortization of Contract Incentive 1.8 0.3 0.0 Sunshine State Tag Agency, Inc. Pre-acquisition Results 0.8 0.0 0.0 Verra Mobility (Pre-HTA, Pre-EPC) Adjusted Services Revenue $215.2 $228.5 $365.1 Verra Mobility (Pre-HTA, Pre-EPC) Reported Product Revenue 18.2 3.9 5.1 Verra Mobility (Pre-HTA, Pre-EPC) Total Adjusted Revenue $233.4 $232.4 $370.1 HTA Reported Revenue $88.3 $101.4 $15.8 Adjustments: Non-cash Amortization of Contract Incentive 0.0 2.3 0.0 HTA Adjusted Revenue $88.3 $103.7 $15.8 EPC Reported Revenue $11.1 $12.6 $3.0 Total Adj. Pro Forma Revenue $332.8 $348.7 $388.9 Note: Financial figures are pro forma for previous acquisitions, but does not give pro forma effect to acquisition of Redflex Verra Mobility Adj. Pro Forma Revenue Reconciliation 2016 - 2018

Unaudited ($ in millions) 2016 2017 2018 Net Income $29.0 $19.5 ($58.4) Definitional Adjustments: Depreciation and amortization 33.8 45.7 103.3 Interest expense, net 2.7 21.7 69.6 Income taxes 18.7 (29.4) (16.2) Total definitional adjustments $55.2 $38.0 $156.7 Reported EBITDA $84.2 $57.5 $98.3 Adjustments: Transaction and other related expenses 1.2 32.0 56.4 Transformation expenses 0.0 3.9 8.8 Loss on extinguishment of debt 0.0 0.0 26.5 Sponsor Fees and expenses 0.0 4.2 5.4 Non-cash amortization of contract inducement 1.8 0.3 0.0 Stock-based compensation 0.0 0.0 2.3 Total adjustments $2.9 $40.4 $99.4 Adjusted EBITDA $87.1 $97.9 $197.6 Verra Mobility (Pre-HTA, Pre-EPC) Verra Mobility (Pre-HTA, Pre-EPC) Adj. EBITDA Reconciliation 2016 - 2018

Unaudited ($ in millions) 2016 2017 2018 * Verra Mobility (Pre-HTA, Pre-EPC) Adj. EBITDA $87.1 $97.9 $197.6 HTA Adj. EBITDA 67.4 80.9 10.7 EPC Adj. EBITDA 4.0 5.0 1.2 Verra Mobility Adj. Pro Forma EBITDA $158.5 $183.8 $209.5 Verra Mobility Verra Mobility Adj. Pro Forma EBITDA Reconciliation 2016 - 2018 Note: Fiscal year end December 31st. HTA and EPC based on Q1 for 2018. See prior page for reconciliation of Verra Mobility (Pre-HTA, Pre-EPC), HTA and EPC